Power Air Corporation
4777 Bennett Drive, Ste. E
Livermore, CA 94551
Tel: 925-960-8777
Fax: 925-960-9197
Email: dhaley@poweraircorp.com

March 5, 2007

FINANCING AGREEMENT
FOR SALE OF 10% PROMISSORY NOTES
Issuer:	Power Air Corporation ("PWAC" or the "Company")
Investors:

"Accredited" investors, as defined in Regulation D of the Securities Act of 1933, including High Capital Funding, LLC ("HCF" or "Lead Investor"). HCF and the other investors are referred to herein as the "Investors." See signature pages hereto for names, addresses, and the amount of Notes (as defined below) being purchased by the Investors. The Investors have read and agree to the terms contained in Exhibit A to this Financing Agreement for Sale of 10% Promissory Notes ("Financing Agreement").

Issue:	$2,250,000 in up to 45 units of $50,000 in exchange for promissory notes ("Notes") and securities ("Equity Consideration Certificates") of the Company. The Company may accept fractional units.
Interest:	10% per annum payable quarterly commencing May 31, 2007, and at the final Maturity Date (as defined below). Default interest will be 18%.
Maturity:

(a) The entire principal amount of the Notes and all accrued and unpaid interest thereon is due and payable on the earlier of (i) September 30, 2007 or (ii) the third business day following the completion of an underwritten public offering or a private placement by the Company resulting in gross proceeds of $5 million or more (a "Qualified Offering") (the "Maturity Date"). The Notes will be prepayable at any time without premium or penalty.

(b) The Placement Agent (as defined below), upon the written request of the Company, shall have the right to extend the Maturity Date for up to 3 one-month periods, on such terms as the Placement Agent shall determine, in its sole discretion. The Placement Agent shall provide written notice to each Investor within five business days of the granting of an extension of the Maturity Date, which notice shall set forth the terms of such extension.

Power Air Financing Agreement

Equity Considerations:

(a) Each Investor shall receive an Equity Consideration Certificate in the form of Exhibit B hereto in an amount equal to such Investor's Note. The Equity Consideration Certificate will entitle the Investor to receive either "Primary Equity Consideration" or "Alternate Equity Consideration," both as defined below and sometimes referred to herein as the "Equity Consideration."

(b) The Primary Equity Consideration shall consist of the identical securities that the Company will sell in its next Qualified Offering. The number of such securities to be received by each Investor shall be the result obtained by dividing 100% of the original principal amount of the Note purchased by such Investor in this offering by the price of the security, or package of securities, sold by the Company in the Qualified Offering (the "Primary Equity Consideration"). The Equity Consideration shall be delivered to the Holders (as defined below) within three business days following the Qualified Offering closing. The security or securities comprising the Equity Consideration shall have the same CUSIP numbers as the corresponding securities in the Qualified Offering, if such securities have CUSIP numbers.

(c) The Alternate Equity Consideration shall consist of that number of shares of common stock of the Company as shall equal the principal amount of the Notes divided by $0.40, plus an equal number of non-callable warrants exercisable at $0.50 per share for a period of seven years from such issuance, and which shall have a cashless exercise feature if, at any time after one year from the First Closing, the underlying shares of common stock are not covered by an effective registration statement with a current prospectus available. The number of Alternate Equity Consideration securities shall be adjusted, pro rata, on account of any stock splits, reverse stock splits, stock dividends paid on common stock, etc., which occur after the date of issuance of the Equity Consideration Certificate and prior to the issuance of the Alternate Equity Consideration. The Alternate Equity Consideration shall be issued to the Investors on the first business day following the later of September 30, 2007 or an extended Maturity Date, if a Qualified Offering shall not have occurred by such date.

(d) The date of the Equity Consideration Certificate shall be the "date of acquisition" for the purpose of computing the "holding period" of Equity Consideration under SEC Rule 144(d)(1).

Power Air Financing Agreement

(e) The Investors shall have the right for a period of one year and one month from the issuance of the Alternate Equity Consideration to exchange such Alternate Equity Consideration for belated Primary Equity Consideration in what would have been considered a Qualified Offering but for its occurrence after the Maturity Date or an extended Maturity Date.

Purchase Price:

The aggregate purchase price of each Note and the Equity Consideration Certificate related to such Note shall be the original principal amount of the Note. For federal income tax purposes, the Company will allocate 75% of the purchase price to the Note and 25% of the purchase price to the Equity Consideration Certificate. The portion allocated to the Equity Consideration Certificate will be treated as "original issue discount" and will be reportable as interest income over the term of the Notes.

Security:

Repayment of the Notes shall be secured by a lien on all tangible and intangible assets of the Company and each of its subsidiaries, to be evidenced by Security Agreements, and a Pledge Agreement from the Company for 100% of the stock in each of its subsidiaries in form and substance satisfactory to the Lead Investor.

Document Preparation Securities:

In lieu of reimbursing HCF for the cost of preparing the legal documents for this transaction, PWAC shall issue to HCF an Equity Consideration Certificate, having a face value of $10,000. ("Document Preparation Securities"). The Document Preparation Securities shall be in all respects identical to the Equity Consideration Certificates with identical attendant rights.

Placement Agent:

(a) Paulson Investment Company, Inc. (the "Placement Agent") has been retained as placement agent on a best efforts basis. The Placement Agent fee is 10% of the gross proceeds to the Company, payable in cash on the Closing Date(s) (as defined below). The Company will also reimburse the Placement Agent for certain expenses incurred by it in connection with this offering (not to exceed $20,000), and will indemnify the Placement Agent, its officers, directors, agents, employees, and controlling persons, against certain liabilities.

(b) The Company has received a letter of intent from the Placement Agent to act as the lead underwriter for a $10-$15 million public offering of units, which is expected to include a share of common stock and a warrant. Based on the terms set forth in the letter of intent, the units are expected to be priced at or near the market price of the common stock on the pricing date.

Power Air Financing Agreement

Expenses:	Except as set forth in "Document Preparation Securities" and "Placement Agent" above, the parties shall each be responsible for their own expenses in connection with this transaction.
Transfer and Assignment:

Investors shall have the right, subject to applicable securities laws, to transfer and/or assign the Notes, the Equity Consideration Certificates, the Primary Equity Consideration, the Alternate Equity Consideration, and the Document Preparation Securities. Any Investor, transferee or assignee of any of the foregoing is a "Holder" or collectively "Holders."

Escrow:	All subscriptions shall be payable to the Company and shall be held in a non-interest-bearing escrow account at Wells Fargo Bank (the "Escrow Agent").
Closing Date(s):

(a) The First Closing shall be on the second business day following the receipt by the Escrow Agent of at least $1,000,000 from Investors subscribing for the Notes, together with written instructions signed by the Placement Agent, the Lead Investor, and the Company directed to the escrow account administrator stating that all Closing Conditions set forth in this Financing Agreement have been satisfied or waived.

(b) Additional closings (the "Additional Closings") shall be held on the second business day following the receipt by the escrow account administrator of written instructions signed by the Placement Agent, the Lead Investor, and the Company stating that all Closing Conditions set forth in this Financing Agreement have been satisfied or waived.

(c) At the First Closing (and each Additional Closing, as provided for below) the Escrow Agent shall transfer the Closing Proceeds, together with interest thereon, to the Company, and the Placement Agent (and/or its counsel) shall deliver the Notes and the Equity Consideration Certificates to the Investors. Additional closings ("Additional Closings") may be held as agreed among the Lead Investor, the Company, and the Placement Agent, provided that no Additional Closings shall be held after March 30, 2007 without the written consent of the Placement Agent. The First Closing and any Additional Closings may be referred to as the "Closing" or "Closings."

(d) The Escrow Agent shall promptly return to the Investors all escrowed funds, without interest thereon, remaining on deposit after March 30, 2007 (which date may be extended in writing by the Placement Agent for up to one-month).

Power Air Financing Agreement

Closing Conditions:	The First Closing and each Additional Closing is subject to the receipt by the Placement Agent (and/or its counsel) of the following:
(a) Executed Notes for the Closing Proceeds,
(b) Executed Equity Consideration Certificates with a face value equal to the Closing Proceeds,
(c) Security Agreements from the Company and each of its subsidiaries,
(d) Pledge Agreement from the Company for 100% of the stock in each of its subsidiaries,
(e) Legal opinion in form and substance satisfactory to the Lead Investor, in its sole discretion, as provided for in "Jurisdiction/Choice of Law" below.
Registration Rights:

(a) The Company shall include the resale of the securities included in the Equity Consideration, including shares of common stock underlying any warrants or convertible securities forming a part of the Equity Consideration (the "Resale Securities") in the registration statement filed for the proposed pubic offering ("Public Offering Registration Statement"), and use its commercial best efforts to cause the Public Offering Registration Statement to become effective by September 30, 2007, or any extended Maturity Date;

(b) In the event there is no Public Offering Registration Statement, which includes the Resale Securities, effective with a current prospectus available by September 30, 2007 or any extended Maturity Date, (i) the Company shall file a resale registration statement ("Resale Registration Statement") within 30 days of the Maturity Date or the extended Maturity Date, whichever is applicable; (ii) use its best efforts to cause it to become effective within 30 days of the filing date if the Resale Registration Statement is not reviewed by the Securities and Exchange Commission ("SEC"), and 90 days of the filing date if the Resale Registration Statement is reviewed by the SEC, covering the resale of the Resale Securities; and (iii) cause the Resale Registration Statement to become effective as per (ii) above and remain effective with a current prospectus available for a period of the longer of two years, or until the expiration or exercise in full of any warrants contained in the Equity Consideration.

Power Air Financing Agreement

(c) If the Company fails to satisfy requirements (b)(i) or (b)(ii) above, it will be subject to a 2% late registration fee (i.e. 2% of the outstanding Note(s) principal) per month or part thereof that such failure continues ("Late Fee"). The Late Fee shall be payable in common stock which shall be registered for resale in the Resale Registration Statement ("Late Registration Shares"). The Late Registration Shares shall be valued at 70% of the average of the closing bid price of the common stock (as reported by the NASD) for the five trading days ending one week prior to the effective date of the Resale Registration Statement. The Late Fee shall not be accrued for any month after one year from the First Closing that the Company is current in its reporting obligations under the Exchange Act and has been subject to such reporting requirements for at least 90 days, unless any Holder is the beneficial owner of more than 1% of the Company's issued and outstanding common stock for purposes of SEC Rule 144, in which case the Late Fee shall continue to accrue for no more than two years from the First Closing.

(d) If the Company fails to satisfy requirement (b)(iii) above, the Late Fee shall continue until the longer of the period set forth in the preceding paragraph, or the expiration or exercise in full of any warrants included in the Equity Consideration.

Conversion Right:

In the event there is no Qualified Offering of the Company's common stock and/or warrants by September 30, 2007 or an extended Maturity Date, the Holders shall have the right to convert the principal and/or unpaid interest of the Notes into shares of common stock at any time until payment in full of all amounts due under the Notes as follows:

(a) Each Investor shall have the right to convert up to 1/18th of the principal of such Investor's Note, plus accrued and unpaid interest, each month for 18 months, commencing on the first day of the month following the Maturity Date or the final extended Maturity Date.

(b) The conversion price shall be 70% of the average of the closing bid price of the Company's common stock as reported by the NASD for the five trading days ending on the last trading day immediately preceding the giving of written notice of conversion by the Investor.

Lock-up:

In the event the Company proposes to complete an underwritten public offering subsequent to the First Closing, each Investor will execute a lock-up agreement for a period of not more than one year from the public offering closing and containing such other terms, conditions and provisions as may be required by the managing underwriter of such offering; provided, however, in no event shall the Investors be subject to a lock-up agreement that is more restrictive than that agreed to by the Company's officers, directors, and the holders of 5% or more of the Company's common stock.

Power Air Financing Agreement

SEC Reporting:

The Company will use its commercial best efforts to maintain the listing of its common stock under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will file all reports required by the Exchange Act in a timely manner until the later of (i) payment in full of the Notes, or (ii) the expiration, or exercise or conversion in full, of any warrants or convertible securities forming a part of the Equity Consideration.

Use of Proceeds:	Working capital.
Events of Default:	To include breach of any of the representations and warranties and covenants contained in any of the Further Documents (as defined below).
Jurisdiction/Choice of Law:

All transaction documents shall be governed by and construed under the laws of the state of Nevada as applied to agreements entered into and to be performed entirely within the state of Nevada, without giving effect to principles of conflicts of law. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in Las Vegas, NV in connection with any action relating to this transaction. At or prior to the First Closing and any Additional Closing the Investors shall receive a legal opinion from Company counsel in form and substance satisfactory to the Lead Investor as to (a) the due formation and existence of the Company (under Nevada law), (b) the validity and enforceability of the this Financing Agreement (under Nevada law), the Security Agreements and the Pledge Agreement (under Nevada law), including specifically that neither this Financing Agreement, nor the Notes, violate any laws of the state of Nevada relating directly or indirectly to the maximum rate of interest that may be charged in this transaction, subject to standard carve-outs for equitable remedies and insolvency laws, (c) the valid authorization to issue the Equity Consideration (under Nevada law), (d) the issuance and validity of the Notes, (under Nevada law), and (e) the computation of the holding period of the shares issuable on conversion of the Notes and the securities included in the Equity Consideration under Rule 144 ("Legal Opinion"). The Legal Opinion shall be updated and reissued at each Additional Closing.

Power Air Financing Agreement

Binding Agreement:

All parties executing this Financing Agreement including Exhibit A, shall be legally bound by the above terms and shall execute such further documents ("Further Documents"), including without limitation the Note (Exhibit B), the Equity Consideration Certificate (Exhibit C), the Security Agreements (Exhibit D) and the Pledge Agreement (Exhibit E), all substantially in the forms attached hereto. If there are any inconsistencies between this Financing Agreement (exclusive of Exhibits B through E) and any such Further Documents executed in connection with this transaction, the terms of this Financing Agreement shall govern. This Financing Agreement may be signed in two or more counterparts, all of which taken together shall constitute an original. Facsimile signatures shall be deemed to be original signatures.

Power Air Corporation

By:      /s/ H. Dean Haley                                              Date:        March 8, 2007
                      (signature)
                H. Dean Haley
                Chairman and Chief Operating Officer
                    (name and title)

Paulson Investment Company, Inc.

By:      /s/ Lorraine Maxfield                                         Date:        March 9, 2007
                      (signature)
           Lorraine Maxfield, CFA
           Sr VP, Corporate Finance
                      (name and title)

Power Air Financing Agreement

High Capital Funding, LLC

By:      /s/ Frank E. Hart                                                     Date:   March 9, 2007

            Frank E. Hart, Manager

333 Sandy Springs Circle, Suite 230
Atlanta, GA 30328
Attn: Fred A. Brasch, CFO

Tel: 404 257-9150
Fax: 404 257-9125
Email: fredbrasch@mindspring.com
Tax ID#/SS#: 13-3921591

With copy to:

David A. Rapaport, EVP & GC
333 Sandy Springs Circle, Suite 230
Atlanta, GA 30328

Tel: 404 257-9150
Fax: 404 257-9125
Email: drapaport@highcapus.com

Power Air Financing Agreement

EXHIBIT A

REPRESENTATIONS OF PURCHASER

The Purchaser represents and warrants to the Company as follows:

            (1) Accredited Investor Status. The Purchaser is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D.

            (2) Purchase Entirely for Own Account. The 10% Secured Promissory Notes and Equity Consideration Certificates (collectively, the "Bridge Units") to be received by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Bridge Units.

            (3) Disclosure of Information. The Purchaser represents that it has received the disclosure it believes relevant and necessary to its investment decision and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this transaction and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) and/or conduct its own independent investigation necessary to verify the accuracy of any information furnished to the Purchaser or to which the Purchaser had access.

            (4) Investment Experience. The Purchaser (i) is experienced in evaluating and investing in private placement transactions in securities of companies similar to the Company and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Units and (ii) acknowledges that it can bear the economic risk of its investment, including the loss of the entire investment.

            (5) Restricted Securities. The Purchaser understands that the 10% Secured Promissory Notes and accompanying Equity Consideration Certificates (the "Bridge Units") are being sold pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 of Regulation D promulgated thereunder. The Purchaser also understands that the Bridge Units and, with certain limited exceptions, any securities issuable on exercise or conversion thereof may not be resold by the Purchaser without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Bridge Units or an available exemption from registration under the Securities Act, the Bridge Units may be restricted from resale in a transaction to which United States securities laws apply for an indefinite period of time.

            (6) Illiquid Investment. The Purchaser understands that no market for the Bridge Units exists and no such market may ever exist.

            (7) Residence. The Purchaser resides, or its office primarily responsible for the purchase of the Bridge Units is located, at the address listed on the signature page.

A - 1

            (8) Brokers or Finders. All negotiations on the part of the Purchaser relative to the transactions contemplated hereby have been carried on by the Purchaser without the intervention of any person or as the result of any act of the Purchaser in such manner as to give rise to any valid claim for a brokerage commission, finder's fee, or other like payment. The foregoing notwithstanding, the Purchaser acknowledges that Paulson Investment Company, Inc. has been retained by the Company to serve as placement agent in this offering, as in such capacity, will be paid a commission equal to 10% of the principal amount of the Secured Promissory Notes.

            (9) Reliance. The Purchaser understands that this agreement is made with the Purchaser in reliance upon the Purchaser's representations to the Company, as set forth above.

A - 2

EXHIBIT B

FORM OF SECURED PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED, OFFERED FOR SALE, ASSIGNED OR TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT, AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (B) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.

POWER AIR CORPORATION
SECURED PROMISSORY NOTE

_________, 2007
Livermore, California

FOR VALUE RECEIVED, POWER AIR CORPORATION, a Nevada corporation, ("Borrower") promises to pay to the order of _________________________________________ ("Lender") the principal amount of ___________________________ Dollars ($______________), together with interest on the unpaid principal amount at the rate of Ten Percent (10%) per annum based on a 365-day year, all upon the terms set forth below. This secured promissory note (the "Note") is issued pursuant to that certain Financing Agreement, dated as of March 5, 2007, executed by Borrower, Paulson Investment Company, Inc., as placement agent, and High Capital Funding, LLC, as lead investor (the "Financing Agreement"), with Lender's signature either affixed thereon on incorporated by reference as evidenced by Lender's signature on the accompanying Subscription Agreement. This Note is subject to the terms and conditions of the Financing Agreement. To the extent that any of the terms specifically set forth in the Financing Agreement is inconsistent with the provisions of this Note specifically relating to such matters, the Financing Agreement shall govern with respect to such inconsistencies. This Note is one of a series of notes, aggregating up to Two Million Two Hundred Fifty Thousand Dollars ($2,250,000.00) in principal amount of notes being offered and sold pursuant to the Financing Agreement. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Financing Agreement.

1.   Maturity. Accrued interest shall be paid in arrears on a quarterly basis, beginning May 31, 2007 and every three months thereafter. Except as otherwise provided herein, the principal hereunder shall become due and payable in full on September 30, 2007 (the "Maturity Date"), except that in the event of the closing of a Qualified Offering before the Maturity Date, the principal amount and accrued and unpaid interest shall become due and payable three business days following the closing of such Qualified Offering. The foregoing notwithstanding, Paulson Investment Company, Inc., the placement agent for the Notes Offering (the "Placement Agent"), shall have the right to extend the September 30, 2007 Maturity Date for up to Three (3) One (1)-month periods (the "Extended Maturity Date"), on such terms as the Placement Agent shall determine. Interest as aforesaid shall be calculated on the basis of the actual number of days elapsed over a year of 365 days. Any amounts that remain unpaid after the Maturity Date or the Extended Maturity Date, as the case may be, shall thereafter bear interest at the rate of Eighteen Percent (18%) per annum.

2.   Prepayment. Borrower may prepay any or all amounts due under this Note at any time without penalty. Any partial prepayment shall be applied first to interest and the remaining balance of such payment, if any, to principal.

3.   Method of Payment. Any payment of principal or interest hereunder shall be made by certified or bank cashier's check unless Holder has provided Borrower with appropriate wire instructions, in which event, the payment shall be made by wire transfer of "same day" funds. For the purpose of any interest calculation, payment shall be deemed made when the check is sent by overnight delivery or when the wire is sent. Any partial payment shall be applied first to accrued and unpaid interest and thereafter to a reduction of principal. If this Note, or any payment hereunder, falls due on a Saturday, Sunday or a day that is a public holiday in the State of California, any payment due hereunder shall be made on the next succeeding business day and such additional time shall be included in the computation of any interest payable hereunder.

4.   Security. Repayment of this Note shall be secured by a lien on all tangible and intangible assets of the Borrower and its consolidated subsidiaries as described in that certain Security Agreement and the Security and Pledge Agreement executed contemporaneously herewith.

5.   Conditional Right to Convert. If no Qualified Offering shall have occurred by the Maturity Date or the Extended Maturity Date, as the case may be, Lender or any permitted assignee of Lender as described below ("Holder") shall have the right, at any time thereafter until all principal of, and accrued but unpaid interest on, the Note shall have been paid, to convert the principal and/or the unpaid interest into shares of the Company's common stock on the following terms: (i) Holder shall have the right to convert up to One-eighteenth (1/18th) of the principal of this Note, plus accrued and unpaid interest, each month for Eighteen (18) months, commencing on the first day of the month following the Maturity Date or the final Extended Maturity Date, whichever is later; and (ii) the conversion price shall be Seventy Percent (70%) of the average of the closing bid price of the Company's Common Stock as reported on the OTC Bulletin Board for the five trading days ending on the last trading day immediately preceding the giving of written notice of conversion by the Holder; provided, however, that no fractional shares will be issued and fractional shares will be rounded down to the nearest full share. Upon receipt by Borrower of Holder's notice of each such election, the Note shall represent the right to receive the Common Stock into which that portion of the Note has been converted, and Borrower's right and obligation to repay that portion of the Note shall be extinguished.

6.   Anti Dilution Adjustments. The number and kind of securities or other property into which this Note may become convertible shall be subject to adjustment as follows:

(a)   If a split or a reverse split shall have occurred with respect to the Common Stock, the conversion rate shall be appropriately adjusted to cause the Holder to receive, upon conversion, a number of shares of Common Stock representing the same percentage of the equity of the Company to which the Holder would have been entitled on such conversion if the split had not occurred.

(b)   If a dividend or other distribution shall be made in favor of the Common Stock, appropriate adjustment shall be made so that, upon conversion of the Note, the Holder shall receive, in addition to the Common Stock otherwise obtainable on such conversion, the cash, securities or other property that it would have received had the Note been so converted immediately prior to the split, dividend or distribution.

(c)   If the Common Stock shall, as the result of a merger or otherwise, be converted into the right to receive other securities or property, appropriate adjustment shall be made so that, upon conversion of the Note, the Holder shall receive, in lieu of Common Stock, the securities and/or property that it would have received as a result of the merger or other such transaction had the Note been so converted immediately prior to the record date therefor.

7.   Default. In the event of an occurrence of any event of default specified below, the principal of, and all accrued and unpaid interest on, the Note shall become immediately due and payable without notice, except as specified below:

(a)   Borrower fails to make any payment hereunder when due, which failure has not been cured within 10 days following such due date.

(b)   Any defined event of default occurs under any contract or instrument pursuant to which Borrower has incurred any liability for borrowed money in excess of One Hundred Thousand Dollars ($100,000), which event of default has not been waived within Five (5) business days following such occurrence, and which event of default is reasonably likely to materially affect the Company's business.

(c)   Borrower files a petition to take advantage of any insolvency act; makes an assignment for the benefit of its creditors; commences a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself of a whole or any substantial part of its property; files a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state.

(d)   A court of competent jurisdiction enters an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of Borrower or of the whole or any substantial part of its properties, or approves a petition filed against Borrower seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the Untied States of America or any state; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction assumes custody or control of Borrower or of the whole or any substantial part of its properties; or there is commenced against Borrower any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of 30 days; or if Borrower by any act indicates its consent to or approval of any such proceeding or petition.

(e)   If (i) any judgment remaining unpaid, unstayed or undismissed for a period of Sixty (60) days is rendered against Borrower which by itself or together with all other such judgments rendered against Borrower remaining unpaid, unstayed or undismissed for a period of Sixty (60) days, is in excess of One Hundred Thousand Dollars ($100,000), or (ii) there is any attachment or execution against Borrower's properties remaining unstayed or undismissed for a period of Sixty (60) days which by itself or together with all other attachments and executions against Borrower's properties remaining unstayed or undismissed for a period of Sixty (60) days is for an amount in excess of One Hundred Thousand Dollars ($100,000).

8.   Cumulative Remedies. The remedies of Lender as provided herein, or any one or more of them, or in law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together at Lender's sole discretion, and may be exercised as often as occasion therefore shall occur.

9.   Successors and Assigns. The Note is transferable and assignable by Lender or any subsequent permitted assignee subject to the requirement that any such assignment or transfer be, in the opinion of Borrower's counsel, in compliance with applicable federal and state securities laws. The assignee shall be referred to herein as a "Holder." All covenants, agreements and undertakings in the Note by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and assigns of the parties whether so expressed or not.

10.  Notices. Any and all notices, requests, consents and demands required or permitted to be given hereunder shall be in writing and shall be deemed given and received (i) upon personal delivery, (ii) upon the first business day following the receipt of confirmation of facsimile transmission to the telefax number or email as indicated below, (iii) upon delivery by overnight courier, prepaid and delivered on a business day; or (iv) upon the third business day after deposit in the United States mail, by certified or registered mail, postage prepaid and addressed as follows:

To Lender:	[to the address and facsimile provided in Subscription Agreement between the Lender and the Borrower executed in connection with the purchase and sale of this Note]
To Borrower:	Power Air Corporation 4777 Bennett Drive, Suite E Livermore, CA 94551 Telephone: (925) 960-8777 Fax: (925) 960-9197 E-mail: dhaley@poweraircorp.com

Either party may change by notice the address to which notices to that party are to be addressed.

11.  Waivers/Forebearance/Amendment. Borrower hereby waives presentment for payment, demand, protest and notice of protest for nonpayment of the Note and consents to any extension or postponement of the time of payment or any other indulgence. Lender shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of Lender to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by Lender of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable. Notwithstanding the foregoing, any provision of this Note may be waived or amended upon the written consent of the Borrower and the consent of the holder of this Note. The Note may only be amended or modified by written agreement signed by Borrower and Holder.

12.  Expenses. In the event that Holder brings legal action against Borrower, or Borrower brings legal action against Holder, to enforce or otherwise determine the meaning or enforceability of the Note or any provision hereof, each party shall bear its own expenses, including attorney fees, directly attributable to such action. However, in any action for breach of the Note, including nonpayment, the prevailing party in any such dispute shall be entitled to recover all reasonable costs and attorney fees incurred in connection with such action. In addition, Borrower shall be entitled to recover from Lender all reasonable costs of collection, including without limitation, legal fees and expenses incurred in any bankruptcy and/or state insolvency proceeding.

13.  Choice of Law. The Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada. The parties agree that venue for any suit, action, proceeding or litigation arising out of or in relation to this Note will be in any federal or state court in Las Vegas, Nevada having subject matter jurisdiction, and the parties hereby submit to the jurisdiction of that Court.

            WITH RESPECT TO ANY CLAIM OR ACTION ARISING UNDER THIS NOTE, EACH PARTY HEREBY (A) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA AND THE UNITED STATES DISTRICT COURT LOCATED IN THE CITY OF LAS VEGAS, STATE OF NEVADA, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS NOTE WILL BE DEEMED TO PRECLUDE THE LENDER FROM BRINGING AN ACTION OR PROCEEDING IN RESPECT HEREOF IN ANY OTHER JURISDICTION.

            IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified on the first page hereof by the duly authorized representative of Borrower.

POWER AIR CORPORATION, a Nevada corporation By: ____________________________________ H. Dean Haley Executive Chairman and Chief Operating Officer

EXHIBIT C

THIS EQUITY CONSIDERATION CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE EQUITY CONSIDERATION UNDER SUCH ACT, OR (ii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Power Air Corporation

EQUITY CONSIDERATION CERTIFICATE

Name:	March ______, 2007

            This certifies that pursuant to the terms of that certain Financing Agreement for the Sale of 10% Promissory Notes dated March 5, 2007 (the "Financing Agreement") for value received, Power Air Corporation, a Nevada Corporation (the "Company"), hereby grants to the above-named person (the "Holder"), or its registered assigns, the right to receive from the Company $                              face value of Primary Equity Consideration or Alternate Equity Consideration in accordance with the terms of the Financing Agreement. (Unless otherwise stated herein, all capitalized terms shall have the meanings ascribed to them in the Financing Agreement.)

            1.     Securities Acts Compliance. As a condition to the delivery of the certificates for the securities comprising the Primary Equity Consideration, or the Alternate Equity Consideration, the Company may require the Investor to deliver to the Company, in writing, representations regarding the Investor's sophistication, investment intent, acquisition for his, her or its own account and such other matters as are reasonable and customary for purchasers of securities in an unregistered private offering, and Company may place conspicuously upon each certificate representing securities comprising the Primary Equity Consideration or the Alternate Equity Consideration a legend restricting the assignment, transfer or other disposition of the such securities, unless such securities have been registered or qualified under the Securities Act of 1933, as amended (the "Act") and applicable blue sky laws, or there has been delivered to the Company an opinion of counsel, satisfactory to the Company, to the effect that such registration and qualification is not required.

            2.     Adjustment in Alternate Equity Consideration. The number of shares of the Company's common stock comprising the Alternate Equity Consideration issuable to the Holder are subject to adjustment from time to time as provided in Financing Agreement.

            2.1     Subdivision or Combination of the Company's Common Stock. If the Company at any time subsequent to the date hereof and prior to the issuance of any Alternate Equity Consideration subdivides its outstanding shares of common stock (including a stock dividend) or combines its outstanding shares of common stock into a lesser number of shares, the number of shares issuable pursuant to this Equity Consideration Certificate will be adjusted to such number as is obtained by multiplying the number of shares of common stock issuable pursuant to this Equity Consideration Certificate immediately prior to such subdivision or combination by a fraction, the numerator of which is the aggregate number of shares of common stock outstanding immediately after giving effect to such subdivision or combination and the denominator of which is the aggregate number of shares of common stock outstanding immediately prior to such subdivision or combination.

            2.2     Effect of Sale, Merger or Consolidation. If any capital reorganization or reclassification of the common stock of the Company, or consolidation or merger of the Company with another corporation, or sale of all or substantially all of the Company's assets to another corporation, is effected after the date hereof but prior to the issuance of any Alternate Equity Consideration in such a way that holders of Alternate Equity Consideration would be entitled to receive stock, securities or assets with respect to or in exchange for common stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision will be made whereby the Holder will thereafter have the right to receive, upon the basis and the terms and conditions specified in this Equity Consideration Certificate and in lieu of the Alternate Equity Consideration immediately theretofore receivable pursuant to this Equity Consideration Certificate, such securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of common stock equal to the number of shares of common stock immediately theretofore receivable pursuant to this Equity Consideration Certificate, and in any such case appropriate provision will be made with respect to the rights and interests of the Holder to the end that the provisions of this Equity Consideration Certificate (including, without limitation, provisions for adjustments of the number of shares of common stock issuable pursuant to the Equity Consideration Certificate) will thereafter be applicable, as nearly as may be possible, in relation to any shares of common stock, other securities or assets thereafter deliverable pursuant to this Equity Consideration Certificate The Company will not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets assumes, by written instrument executed and delivered to the Holder at its last address appearing on the books of the Company, the obligation to deliver to the Holder such shares of common stock, other securities or assets as, in accordance with the foregoing sentence, the Holder may be entitled to receive.

            2.3     Notice to Holder of Adjustment. Whenever the number of shares of common stock (or other securities or assets) issuable to the Holder pursuant to this Equity Consideration Certificate is adjusted as herein provided, the Company will cause to be delivered to the Holder by fax, first class mail, facsimile, overnight courier, or email, notice setting forth the adjusted number of shares of common stock (or other securities or assets) issuable to the Holder pursuant to this Equity Consideration Certificate and showing in reasonable detail the computation of the adjustment and the facts upon which such adjustment is based.

            3.     Prior Notice as to Certain Events. In the event the Company pays any dividend payable in cash or common stock, or makes any distribution to the holders of its common stock, then the Company will give prior written notice, by fax, first class mail, facsimile, overnight courier, or email, addressed to the Holder at the address of such holder as shown on the books of Company, of the date on which (i) the books of Company will close or a record taken for such dividend or distribution. Such notice will also specify the date as of which the holders of the Equity Consideration of record will participate in said dividend or distribution. Such written notice will be given not less than 20 days prior to the record date in respect thereto.

            4.     Reservation of Common Stock. Not later than the date hereof, the Company will have authorized shares of common stock in an amount sufficient to permit the delivery of the shares of common stock comprising the Alternate Equity Consideration, including the shares of common stock underlying the warrant component of the Alternative Equity Consideration. At all times from and after such date, the Company will reserve and keep available for issuance such number of its authorized but unissued shares of common stock as will be sufficient to permit such delivery. Upon issuance, such shares of common stock will be validly issued, fully paid and nonassessable.

            5.     No Voting Rights; Limitations of Liability. This Equity Consideration Certificate does not confer upon the holder hereof any voting rights or other rights as a shareholder of the Company, either at law or equity. The rights of the Holder are limited to those expressed herein and in the Financing Agreement, and the Holder by acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Equity Consideration Certificate.

            6.     Restrictions on Transfer. This Equity Consideration Certificate and the Holder's rights hereunder may be transferred, assigned or subjected to a pledge or security interest by surrender of this Equity Consideration Certificate with a properly executed Assignment (in the form of Exhibit A hereto) at the principal office of the Company. Unless the Company reasonably determines, on the written advice of outside counsel, that the proposed assignment is not permitted pursuant to the requirements of applicable securities law, the Company will register the assignment of this Equity Consideration Certificate in accordance with the information contained in the Assignment and will, without charge, execute and deliver a new Equity Consideration Certificate, or Certificates, in the name of the assignee or assignees named in such assignment instrument and this Equity Consideration Certificate will promptly be cancelled. Conditions to the transfer of this Equity Consideration Certificate or any portion thereof will be that (i) the Holder must deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer will not be in violation of the Act or of any applicable state law and that (ii) the proposed transferee deliver to the Company his, her or its written agreement to accept and be bound by all of the terms and conditions of this Equity Consideration Certificate and the Financing Agreement. The date the Company initially issues this Equity Consideration Certificate will be deemed to be the "Date of Issuance" of this Equity Consideration Certificate regardless of the number of times new certificates representing rights formerly represented by this Equity Consideration Certificate are issued.

            This Equity Consideration Certificate has not been registered under the Act, and, except in the limited instance described in the above paragraph, may not be sold, pledged, distributed, offered for sale, transferred or otherwise disposed unless there is (i) an effective registration statement as to the securities comprising the Primary Equity Consideration or the Alternate Equity Consideration under the Act, or (ii) an opinion of counsel for Company to the effect that such registration is not, under the circumstances, required.

            7.     Miscellaneous.

            7.1     Waiver. No delay or failure of the Holder in exercising any right, power, privilege or remedy under this Equity Consideration Certificate will affect such right, power, privilege or remedy or be deemed to be a waiver of the same or any part thereof, nor will any single or partial exercise thereof or any failure to exercise the same in any instance preclude any further or future exercise thereof, or the exercise of any other right, power, privilege or remedy.

            7.2     Notices. All notices, requests, certificates or other communications permitted or required hereunder ("notices") shall be conclusively deemed to have been received and shall be effective (i) on the day on which delivered by hand, email or telecopier to the respective party; (ii) if sent by registered or certified mail, return receipt requested, postage prepaid; (iii) on the third Business Day after the day on which mailed, addressed to the respective party; or (iv) if sent by overnight courier, the next business day after being sent by overnight courier. Notices may be delivered as follows:
To the Company:	Power Air Corporation 4777 Bennett Drive, Suite E Livermore, CA 94551 Telephone: (925) 960-8777 Fax: (925) 960-9197 E-mail: dhaley@poweraircorp.com
To the Holder:	at the facsimile number, email or address of the Holder appearing on the books and records of the Company

Either party, by notice given hereunder, may designate a further or different name or address to which subsequent notices shall be sent.

            7.3     Governing Law; Venue. This Equity Consideration Certificate and all rights and obligations hereunder, including matters of construction, validity, and performance, will be governed by and construed and interpreted in accordance with the laws of the State of Nevada, without regard to the choice or conflicts of laws rules of such state. The parties agree that venue for any suit, action, proceeding or litigation arising out of or in relation to this Equity Consideration Certificate will be in any federal or state court in the Las Vegas, Nevada having subject matter jurisdiction.

            7.4     Successors. This Equity Consideration Certificate will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns

7.5     Headings and Exhibits. The headings used in this Equity Consideration Certificate are for convenience only and will not constitute a part of this Equity Consideration Certificate.

            IN WITNESS WHEREOF, this Equity Consideration Certificate has been executed and delivered by a duly authorized representative of the Company on the day and year first above written.

Power Air Corporation

By:

Name & Title:

EXHIBIT A

Assignment

To be executed by the registered Holder to request a permitted transfer of the attached Equity Consideration Certificate.

FOR VALUE RECEIVED

                                                               ("Assignor")

hereby sells, assigns and transfers unto

                                                               ("Assignee")
(Name)

(Address)

the right to receive Equity Consideration of Power Air Corporation evidenced by the attached Equity Consideration Certificate, together with all right, title and interest therein, and does irrevocably constitute and appoint _________________________ attorney to transfer the said right on the books of said corporation with full power of substitution in the premises.

Date:	Assignor: By Its Signature:
APPROVED: Date:	Power Air Corporation By Its Signature:

EXHIBIT D

SECURITY AGREEMENT

            THIS SECURITY AGREEMENT, ("Agreement") is made as of this ___ day of ___________, 2007, by and among POWER AIR CORPORATION, a Nevada Corporation (hereinafter "Borrower"), POWER AIR TECH, INC., a Delaware corporation (hereafter, "Subsidiary") and Lender(s) as listed on Schedule "1" of this Agreement.

            WHEREAS, this Agreement is given to secure performance of the obligations ("Obligations") under the Secured Promissory Note(s) ("Secured Notes"), executed by Borrower, in favor of Lenders as lenders and in the amounts listed on Schedule "1" attached hereto and incorporated herein by reference, together with interest thereon as provided for in the Secured Notes. Schedule I shall be amended and supplemented from time to time to reflect the issuance and delivery of additional Secured Notes.

            NOW, THEREFORE, in consideration of the loans made by the Lenders to Borrower, and further consideration of the covenants and promises contained in this Agreement, and for other good and valuable consideration, the parties agree as follows:

1.       Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            (a)     "Collateral" has the meaning set forth in paragraph 2 hereof.

            (b)     "PTO" means the United States Patent and Trademark Office.

            (c)     "UCC" means the Uniform Commercial Code as in effect in the State of Nevada.

            (d)     Terms Defined in UCC. Where applicable in the context of this Agreement and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

            (e)       Construction. In this Agreement, the following rules of construction and interpretation shall be applicable: (i) no reference to "proceeds" in this Agreement authorizes any sale, transfer, or other disposition of any Collateral by Borrower; (ii) "includes" and "including" are not limiting; (iii) "or" is not exclusive; and (iv) "all" includes "any" and "any" includes "all."

2.       Supremacy of Financing Agreement. This Security Agreement is being executed pursuant to that certain Financing Agreement, dated as of March 5, 2007 (the "Financing Agreement"). This Security Agreement is subject to the terms and conditions of the Financing Agreement. To the extent that any of the terms specifically set forth in the Financing Agreement is inconsistent with the provisions of this Security Agreement specifically relating to such matters, the Financing Agreement shall govern with respect to such inconsistencies.

3.       Security Interest.

            (a)     Grant of Security Interest. As security for the payment and performance of the Obligations, Borrower and Subsidiary, hereby assign, transfer and convey to Lenders, and grant to Lenders a security interest in and to all of Borrower's and Subsidiary's right, title and interest in, to and under the following property, in each case whether now or hereafter existing or arising or in which Borrower or Subsidiary now has or hereafter owns, acquires or develops an interest and wherever located (collectively, the "Collateral"):

                        (i)     Accounts;

                        (ii)    Chattel Paper and Electronic Chattel Paper;

                        (iii)   Fixtures;

                        (iv)    Goods;

                        (v)     Inventory;

                        (vi)    Software;

                        (vii)   all patents, trademark, patent applications and trademark applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such patents, trademark, patent applications and trademark applications as described in Schedule "2"), all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof. Borrower represents and warrants to Lenders that a true and correct list of all of the existing Collateral consisting of U.S. patents, trademark, patent applications and trademark applications or registrations owned by Borrower, in whole or in part, is set forth in Schedule "2";

                        (viii)  all General Intangibles and all intangible intellectual or other similar property of Borrower of any kind or nature, associated with or arising out of any of the aforementioned properties and assets and not otherwise described above; and

                        (ix)    all Proceeds of any and all of the foregoing Collateral (including license royalties, rights to payment, accounts and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance (whether or not Lenders is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the foregoing Collateral.

            (b)     Continuing Security Interest. Borrower and Subsidiary agree that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance herewith.

4.       Collateral Free of Other Security Interests. Borrower and Subsidiary warrant that no financing statement covering any of the Collateral or its proceeds is on file in any public office at this date or will be on file with respect to the Collateral at the time the Collateral becomes subject to this Agreement (except any purchase money security interests). No other security interest of any kind affects the Collateral at this date, and no arrangement exists whereby the Collateral will in the future become subject to a security interest senior to the Agreement.

            Borrower and Subsidiary will not sell, assign or otherwise alienate the ownership of the Collateral or its use or operation except any sale or replacement in the ordinary course of Borrower's or Subsidiary's business; and Borrower and Subsidiary will not use the Collateral in violation of any ordinance or state or federal statute or any administrative rule or regulation of law.

            Borrower and Subsidiary authorize Lenders at their option and their sole discretion to discharge any taxes, charges, assessments, liens or other security interests or other encumbrances to which the Collateral may become subject. Lenders may pay amounts to preserve and maintain the Collateral, if Borrower or Subsidiary fails to do so. Borrower and Subsidiary agree to reimburse Lenders within 10 days after demand for any payment made or any expense incurred by Lenders pursuant to the foregoing authorization, together with interest on the amount expended at the rate of 18% per annum from the date of the payment. Any such amounts shall be secured by and under this Agreement.

5.       Fees and Taxes. Borrower and Subsidiary will timely pay any and all license fees, taxes, assessments and public charges, general and special, that may at any time be levied or assessed upon or against Collateral.

6.       Maintenance of Collateral. Borrower and Subsidiary will, at Borrower's or Subsidiary's expense, maintain and keep the Collateral at its present location in good order and repair, ordinary wear and tear excepted, and shall not remove, demolish or substantially alter the Collateral, except any sale or replacement in the ordinary course of Borrower's or Subsidiary's business, without the prior written consent of the Lenders. Borrower and Subsidiary will not attempt to or actually dispose of, lend, transfer, lease or assign the Collateral, except any sale or replacement in the ordinary course of Borrower's or Subsidiary's business, without the prior written consent of Lenders.

            Borrower or Subsidiary may remove the Collateral in its ordinary course of business, provided, that such Collateral shall be replaced with property of a similar nature of equal or greater value. The security interest created by this Agreement will immediately attach to the substitute property when it is acquired, and the substitute property will become part or the Collateral defined in this Agreement.

            Borrower and Subsidiary will not permit the Collateral to be attached or seized by any legal process. Borrower and Subsidiary will defend and indemnify Lenders from all expense and liability of every kind to any person or to the property of any person by reason of or in connection with the delivery, possession or use of the Collateral.

7.       Further Acts. On a continuing basis, Borrower and/or Subsidiary shall make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments and documents, and take all such action as may be necessary or advisable or may be requested by Lenders to carry out the intent and purposes of this Agreement, or for assuring, confirming or protecting the grant or perfection of the security interest granted or purported to be granted hereby, to ensure Borrower's and Subsidiary's compliance with this Agreement or to enable Lenders to exercise and enforce its rights and remedies hereunder with respect to the Collateral, including any documents for filing with the PTO or any applicable state office. Lenders may record this Agreement, an abstract thereof, or any other document describing Lenders' interest in the Collateral with the PTO, at the expense of Borrower. In addition, Borrower and Subsidiary authorize Lenders to file financing statements describing the Collateral in any UCC filing office deemed appropriate by Lenders. If the Borrower or Subsidiary shall at any time hold or acquire a commercial tort claim arising with respect to the Collateral, the Borrower or Subsidiary shall immediately notify Lenders in a writing signed by the Borrower or Subsidiary of the brief details thereof and grant to the Lenders in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Lenders.

8.       Authorization to Supplement. If Borrower or Subsidiary shall obtain rights to any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent or trademark, the provisions of this Agreement shall automatically apply thereto. Borrower or Subsidiary shall give prompt notice in writing to Lenders with respect to any such new patent or trademark rights. Without limiting Borrower's obligations hereunder, Borrower and Subsidiary authorize Lenders unilaterally to modify this Agreement by amending Schedule "2" to include any such new patent or trademark rights. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedule "2" shall in any way affect, invalidate or detract from Lenders' continuing security interest in all Collateral, whether or not listed on Schedule "2."

9.       Default. The breach or failure of any term, agreement, covenant or term of this Agreement or the occurrence of an event or default upon any term contained in the Secured Note(s) shall constitute a default hereunder.

10.     Remedies. Upon the occurrence of any default as defined above, Lenders will have the right at their option to enforce and to exercise any or all of their rights under this Agreement or otherwise. In addition to all other rights and remedies, Lenders shall have the remedies of a secured party under the UCC. In exercising these remedies, Lenders, Borrower and each Subsidiary agree as follows:

            (a)     Lenders may, at their option, require Borrower or Subsidiary, if applicable, to assemble the Collateral and make it available to Lenders at a place to be designated by Lenders which is reasonably convenient to both parties. In the event Borrower or Subsidiary fails or refuses to assemble the Collateral, Lenders shall have the right, and Borrower and Subsidiary hereby authorize and empower Lenders, to enter the premises upon which the Collateral is located in order to remove the same.

            (b)     Lenders will give Borrower and Subsidiary, if applicable, reasonable notice of the time and place of any public sale of the Collateral, or of the time after which any private sale or other intended disposition of the Collateral is to be made, unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market. The requirement of reasonable notice shall be met if a written notice is mail to Borrower and the Subsidiary, if applicable, postage prepaid, to the address of Borrower and such Subsidiary last known to Lenders, at least 10 days prior to the date of the sale or disposition.

            (c)     Borrower and Subsidiary agree to surrender possession of the Collateral to Lenders in the event Lenders elects to foreclose this security interest. Borrower and Subsidiary waive any notice of the exercise of any and all options reserved to Lenders by this Agreement.

            (d)     Borrower or Subsidiary, if applicable, will, upon Lenders' request, deliver to Lenders all original invoices, bills, charge or credit card receipts, books and records and other documents evidencing or describing any of the account receivable constituting a part of the Collateral. Borrower or Subsidiary, if applicable, will also execute and deliver to Lenders an assignment of the right to receive payments under all such Accounts. The parties recognize, however, that in the event of default such Accounts shall be deemed assigned to Lenders, whether or not the assignments described above are actually delivered.

            (e)     Lenders shall have the right and are hereby authorized to collect all amounts due under the Accounts; sue or take other actions to collect the same in their own name or as assignee of or in the name of Borrower or Subsidiary, if applicable; compromise or give acquittance for amounts due; and use such other measures as Lenders may in its sole discretion deem appropriate for collection of the Accounts. All such actions shall be taken at the sole expense of Borrower or Subsidiary, who agrees to reimburse Lenders for all reasonable amounts expended (including a reasonable attorney's fee), together with interest thereon from the date of expenditure at the rate then applicable under the Secured Notes.

            (f)     This Agreement constitutes a direction to and full authority to any Account debtor to pay directly to Lenders any such accounts. No proof of default shall be required. Any such debtor is herby irrevocably and unconditionally authorized to rely upon and comply with any notice from Lenders. The debtor shall not be liable to Borrower or Subsidiary or any person claiming under Borrower or Subsidiary for making any payment or rendering any performance to Lenders. The debtor shall have no obligation or right to inquire whether any default has occurred or is then existing. By its execution of this Agreement, Borrower and Subsidiary irrevocably and unconditionally join in, authorize and consent to the above instructions.

            (g)     The proceeds of any sale of the Collateral shall be applied to the following items in the following order: (a) the reasonable expenses of repossessing the Collateral and preparing for the holding the sale, including without limitation all reasonable attorney's fees incurred by Lenders; (b) interest and principal then due (by acceleration or otherwise) under the Secured Notes and any other debts specifically secured by the Agreement; (c) interest and principal then due (by acceleration or otherwise) under any other debts of Borrower to Lenders (to be applied in whatever order Lenders may in their sole discretion determine); (d) indebtedness of Borrower to other secured parties, provided written notice of demand therefore is received by Lenders before the sale (to bee applied in the order Lenders receives the requires); and (e) the balance, if any, to Borrower or Subsidiary, if applicable.

11.     Set-off. Upon default by Borrower or Subsidiary under this Agreement, Lenders (or the holder or owner of any debt secured by this Agreement) shall immediately have the right without further notice to Borrower or Subsidiary to set off against the Secured Notes and any other debts secured by this Agreement all debts of Lenders (or such holder or owner) to Borrower, whether or not then due.

12.     Notice. All notices, requests, certificates or other communications permitted or required hereunder ("notices") shall be conclusively deemed to have been received and shall be effective (i) on the day on which delivered by hand, email or telecopier to the respective party; (ii) if sent by registered or certified mail, return receipt requested, postage prepaid; (iii) on the third Business Day after the day on which mailed, addressed to the respective party; or (iv) if sent by overnight courier, the next business day after being sent by overnight courier. Notices may be delivered as follows:
To the Company:	Power Air Corporation 4777 Bennett Drive, Suite E Livermore, CA 94551 Telephone: (925) 960-8777 Fax: (925) 960-9197 E-mail: dhaley@poweraircorp.com
To the Subsidiary:	c/o Power Air Corporation 4777 Bennett Drive, Suite E Livermore, CA 94551 Telephone: (925) 960-8777 Fax: (925) 960-9197 E-mail: dhaley@poweraircorp.com
To the Lender:	at the facsimile number, email or address of the Lender appearing on the books and records of the Company

13.     Miscellaneous. The following provisions are additional terms of this Agreement:

            (a)     Lenders have no duty to maintain, repair or protect the Collateral.

            (b)     No waiver by Lenders of any default shall operate as a waiver of any other default or of the same default on a future occasion.

            (c)     All rights and remedies of Lenders are cumulative and may be exercised successively or concurrently, and shall inure to the benefit of Lenders' assigns.

            (d)     All obligations of Borrower shall bind his trustees, custodians, general partners, successors and assigns.

            (e)     The captions of the sections of this Agreement are inserted for convenience only and shall not be used in the interpretation or construction of any provisions hereof.

            (f)     If any provisions of this Agreement is held invalid or unenforceable, the holding shall affect only the provision in question and all other provisions on this Agreement shall remain in full force and effect.

            (g)     This Agreement supersedes all prior oral and/or written agreements concerning the subject matter hereof.

            IN WITNESS WHEREOF, Borrower has executed this Agreement the day and year first above written.

POWER AIR CORPORATION a Nevada corporation _______________________________________ By: H. Dean Haley Executive Chairman and Chief Operating Officer
POWER AIR TECH, INC. a Delaware Corporation By: ____________________________________ Its: ____________________________________
LENDERS See Schedule "1"

SCHEDULE "1"

LENDERS

Name and Address                                                             Amount

High Capital Funding, LLC                                                  $____________________
333 Sandy Springs Circle, Suite 240
Atlanta, GA
Attention: Fred A. Brasch, CFO
Tel: 404.257 9150
Fax: 404.257.9125
Email: fredbrasch@mindspring.com

By:
       Fred A. Brasch, CFO

Date:                                                 , 2007

SCHEDULE "2"

PATENTS, TRADEMARKS AND APPLICATIONS

The Company holds its rights to the ZAFC technology pursuant to a limited exclusive patent license agreement between Power Air Tech and the Regents of the University of California (the "Regents") dated March, 2001 (the "License Agreement"). Under the terms of the License Agreement, the Regents granted to Power Air Tech an exclusive, non-transferable, royalty-bearing license to make, use, sell, offer for sale and import products that incorporate the licensed patents in the United States and worldwide where the patent rights to the technology exist. The license rights are limited to a "field of use" described as the zinc air fuel technology for stationary and mobile applications. The Regents also granted to Power Air Tech the right to issue royalty-bearing sublicenses to third parties to the zinc air fuel technology for stationary and mobile applications.

The licensed patents are those inventions with respect to the ZAFC technology that are summarized as follows:

United States Patents Granted

Invention Disclosure Number	US Patent Number	Title	Inventors	Issue Date
8776	5,434,020	Continuous-feed Electrochemical Cell with Non-Packing Particulate Electrode	John F. Cooper	7/18/95
9407	5,578,183	Production of Zinc Pellets	John F. Cooper	11/26/96

Foreign Patents Granted

Invention Disclosure Number	AU Patent Number	Title	Inventors	Issue Date
9407	714879	Production of Zinc Pellets	John F. Cooper	5/4/00

Foreign Patent Applications

Invention Disclosure Number	International Serial Number	Title	Inventors	Issue Date
9407	Europe - 96916453.2 Japan - 534285/1996	Production of Zinc Pellets	John F. Cooper	5/10/96

Unregistered Trademarks

The Company's logo -- derived by stylizing the company's initials "PAC" in to a linked "P" for Power and "A" for Air inside a circulating "C" for Corporation, which also represents an electron or energy being released in the chemical process.

EXHIBIT E

SECURITY AND PLEDGE AGREEMENT

            THIS AGREEMENT, dated as of ___________, 2007 by and between POWER AIR CORPORATION, a Nevada corporation (the "Pledgor" and "Obligor"), having an office address at 4777 Bennett Drive, Suite E, Livermore, California 94551 and DAVID A. RAPAPORT ("Agent"), having an address at 333 Sandy Springs Circle, Suite 230, Atlanta, GA 30328, as Agent for the holders of the 10% Secured Promissory Notes in the aggregate principal amount of up to $2,250,000 (the "Notes") issued on the date hereof by the Power Air Corporation.

            WHEREAS, Pledgor has agreed to pledge all of its right title and interest in and to the shares of capital stock owned by it in its two subsidiaries, in order to secure the repayment of the Notes.

            NOW, THEREFORE, the parties hereto agree as follows:

            1.       Security Interest in Pledged Shares.

            (a)     Pledgor hereby grants to Agent, as collateral security for the performance of Obligor's obligations under the Notes, a security interest in its 100% equity interest in Power Air Tech, Inc., a Delaware corporation and its 50% equity interest in Power Air (Canada) Corp., a British Columbia, Canada corporation that it own (the "Collateral"), which represents all of its right, title and interest in its subsidiaries.

            (b)     Pledgor hereby delivers, transfers, conveys and assigns to, pledges and hypothecates to and with Agent the Collateral.

            2.       Supremacy of Financing Agreement. This Security and Pledge Agreement is being executed pursuant to that certain Financing Agreement, dated as of March 5, 2007 (the "Financing Agreement"). This Security Agreement is subject to the terms and conditions of the Financing Agreement. To the extent that any of the terms specifically set forth in the Financing Agreement is inconsistent with the provisions of this Security and Pledge Agreement specifically relating to such matters, the Financing Agreement shall govern with respect to such inconsistencies.

            3.       Rights of Pledgor Prior to an Event of Default. Until an Event of Default (as defined in the Notes and that certain Security Agreement among the Pledgor, Power Air Tech, Inc., a Delaware corporation and the purchasers of the Notes, dated the date hereof) has occurred and is continuing, Pledgor shall be entitled to exercise all voting or consensual powers pertaining to the Collateral or any part thereof and to receive and retain any and all distributions (whether in cash or property) made with respect to or on account of the Collateral.

            4.       Rights and Remedies of Agent. At any time after the occurrence of an Event of Default:

            4.1     Voting. Agent shall have the sole and exclusive right to exercise all voting and consensual powers pertaining to the Collateral, on behalf of the holders of the Notes. In order to permit Agent the exercise such voting or other powers, Pledgor shall, upon the written request of Agent, from time to time execute and deliver to Agent appropriate proxies and/or other documents, certificates and agreements as Agent shall reasonably request.

            4.2     Registration in Name of Agent. Agent shall have the right at any time and from time to time thereafter to transfer any Collateral into its name or the name of the holders of the Notes. Nothing contained in this Section 3.2 shall deprive the Pledgor of any rights of redemption provided by law.

            4.3     Sale of Collateral.

            (a)     Upon 15 days' notice to Pledgor of the time and place of sale, Agent shall have the right at any time and from time to time thereafter, without further advertisement or demand upon or notice to Pledgor, and without right of redemption by any Pledgor, except as shall be required by applicable statute and cannot be waived, at its option, to sell, resell, assign, transfer and deliver all or any part of the Collateral at public or private sale, for cash or on credit for future delivery and on such other terms and conditions as Agent shall in its judgment deem advisable (including the requirement that the purchaser thereof agree to purchase such shares for its own account for investment purposes only). Agent may be the purchaser of any of the Collateral in any public or private sale of the Collateral.

            (b)     In addition to any other rights and remedies that Agent may have, it may immediately and without demand exercise any and all rights and remedies granted to a secured party upon the occurrence of an Event of Default under the provisions of the Nevada Uniform Commercial Code.

            5.       Duty with Respect to Collateral. Agent shall not be under any obligation to take any action in regard to the Collateral or any part thereof, except as provided herein.

            6.       Application of Proceeds. Agent shall apply the purchase price or other moneys collected, received or held by it in respect of the Collateral in the following order:

(a)       to the payment of all costs, expenses, liabilities and advances, including reasonable attorneys' fees and disbursements, incurred or made by Agent in the protection, exercise, or enforcement of its interests, rights, powers, or remedies hereunder upon the occurrence of any Event of Default;

(b)       to the payment of the unpaid principal of and accrued interest on and under the Notes then due and payable; and

(c)       the remainder, if any, to the Pledgor/Obligor.

            7.       Miscellaneous.

            7.1     No Waiver, etc. No action taken by Agent shall be deemed to constitute a waiver by Agent of compliance by Pledgor with any representation, warranty, covenant, or agreement contained in this Agreement. No course of dealing between the parties hereto, and no failure or delay on the part of Agent in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            7.2     Choice of Law; Venue. This Agreement shall be governed by, construed under and enforced in accordance with the law of the State of Nevada. With respect to any claim or action arising under this Agreement, each of the Agent and Pledgor hereby (a) irrevocably submits to the exclusive jurisdiction of the courts of the State of Nevada and the United States District Court located in the City of Las Vegas, and (b) irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party. Nothing in this Agreement will be deemed to preclude the parties from bringing an action or proceeding in respect hereof in any other jurisdiction.

            7.3     Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remainder of this Agreement or the remainder of such provision. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

            7.4.     Representations and Warranties. Pledgor hereby represents and warrants to Agent:

            (a)       It is the beneficial owner of the Collateral set forth on Schedule A hereto, free and clear of all liens, charges, encumbrances and restrictions of any kind and nature whatsoever.

            (b)       This Agreement has been duly and validly executed and delivered by or on behalf of Pledgor and constitutes a valid obligation of Pledgor, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable insolvency, bankruptcy, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

            (c)       The execution, delivery and performance of this Agreement by Pledgor and its consummation of the transactions contemplated hereby will not, with or without the giving of notice and/or the passage of time: (i) violate any judgment, order, writ or decree of any court or other tribunal or any governmental agency applicable to him or (ii) result in the breach of, conflict with any provision of, or constitute a default under any agreement or instrument, to which it is a party or by which it is or may be legally bound.

            7.5     Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

            7.6     Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

            8.       Notices. All notices, certificates or other communications permitted or required hereunder shall be conclusively deemed to have been received and shall be effective on the day on which delivered by hand, email or telecopier to the respective address set forth for each party on the signature page(s) hereof or if sent by registered or certified mail, return receipt requested, postage prepaid, on the third Business Day after the day on which mailed, addressed to Pledgor or Agent, as the case may be, at such address, or if sent by overnight courier to the Agent or Pledgor, as the case may be, the next business day after being sent by overnight courier. Either party, by notice given hereunder, may designate a further or different name or address to which subsequent notices, certificates or communications shall be sent.

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            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands on the date first above written.

Pledgor/Obligor:
POWER AIR CORPORATION

By:

           H. Dean Haley
           Executive Chairman and
           Chief Operating Officer

For Notice:
4777 Bennett Drive, Suite E
Livermore, CA 94551
Attn: H. Dean Haley

Telephone: (925) 960-8777
Fax: (925) 960-9197
E-mail: dhaley@poweraircorp.com

Agent:

________________________________________

David A. Rapaport

333 Sandy Springs Circle, Suite 230
Atlanta, GA 30328

Tel: 404 257-9150
Fax: 404 257-9125
Email: drapaport@highcapus.com

            The undersigned hereby consents to the pledge of the Collateral as set forth in this Agreement.

POWER AIR TECH, INC.
a Delaware Corporation

By:   _______________________________

Its:   _______________________________

For Notice:
4777 Bennett Drive, Suite E
Livermore, CA 94551
Attn: H. Dean Haley

Telephone: (925) 960-8777
Fax: (925) 960-9197
E-mail: dhaley@poweraircorp.com

POWER AIR (CANADA) CORP.
a British Columbia, Canada corporation

By:   _______________________________
         Remy Kozak
         President

For Notice:
National Research Council Building
Suite 1401
4250 Wesbrook Mall
Vancouver, B.C. V6T 1W5
Attn: Remy Kozak

Telephone: (604) 418-4366
Fax: (604) 899-1941
e-mail: rkozak@poweraircorp.com

SCHEDULE A
COLLATERAL

1.     1,000 shares of Common Stock of Power Air Tech, Inc., a Delaware corporation, representing 100% of the issued and outstanding shares of said corporation.

2.     1 share of Common Stock of Power Air (Canada) Corp., a British Columbia corporation, representing 50% of the issued and outstanding shares of said corporation; however, said corporation is considered a variable interest entity due to Power Air Corporation's control over the operations and said corporation's having provided 100% of the funding of costs to date, thereby causing this subsidiary to be considered a 100% consolidated subsidiary.